MARSH & MCLENNAN COMPANIES, INC.
                DIRECTORS STOCK COMPENSATION PLAN


          1.   Purpose.

               The Marsh & McLennan Companies, Inc. Directors Stock Compensation Plan (the "Plan") is intended to provide an incentive to members of the board of directors of Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), who receive fees for their services, to remain in the service of the Company and to encourage such Directors to acquire additional stock ownership interests in the Company.

          2.   Definitions.

               (a)  "Accounting Date" means June 1st of each Plan
Year.

               (b) "Basic Fee" means the annual retainer payable to a Director during each Plan Year (at the annual rate in effect on the Accounting Date of such Plan Year) for such Director's services on the Board (exclusive of any amounts payable with respect to service on a committee of the Board or other committee of Directors or for attendance at Board or committee meetings).

               (c) "Board" means the Board of Directors of the Company.

               (d) "Committee" means the Compensation Committee of the Board.

               (e) "Common Stock" means the common stock, par value $1.00 per share, of the Company.

               (f) "Compensation" means the aggregate amount payable to a Director for such Director's services on the Board (including any amounts payable with respect to service on a committee of the Board or other committee of Directors or for attendance at Board or committee meetings, but excluding the portion of the Basic Fee with respect to which shares of Common Stock are issuable pursuant to Section 5(a) hereof).

               (g) "Director" means a member of the Board who receives fees for his or her services.

               (h)  "Effective Date" means June 1, 1995.

               (i)  "Exchange Act" means the Securities  Exchange
Act of 1934, as amended.

               (j) "Fair Market Value" on any given date means, except as otherwise provided in Section 5(f) hereof, the average of the high and low prices of the Common Stock on the New York Stock Exchange on the last trading day preceding such date.

               (k) "Plan Year" means the twelve-month period commencing June 1st and ending on the following May 31st.

          3.   Administration of the Plan.

               The Plan shall be administered by the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. No member of the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

          4.   Common Stock Reserved for the Plan.

               The number of shares of Common Stock authorized for issuance under the Plan is 250,000, including Deferred Shares (as defined in Section 5(c) hereof), whether distributed as such or paid in cash, subject to adjustment pursuant to Section 6 hereof. Shares of Common Stock delivered hereunder may be either authorized but unissued shares or previously issued shares reacquired and held by the Company.

          5.   Terms and Conditions of Grants.

               (a) Mandatory Portion. On each Accounting Date commencing with the Effective Date, each Director shall automatically receive a number of shares of Common Stock with a Fair Market Value on such Accounting Date equal to one-quarter (1/4) of his or her Basic Fee payable during the Plan Year which commences on such Accounting Date. Such shares of Common Stock(including fractional shares) shall be received in lieu of the payment of cash in respect of one-quarter (1/4) of such Basic Fee and shall be transferred on such Accounting Date in accordance with Section 5(e) hereof, except to the extent that a Deferral Election (as defined in Section 5(c) hereof) shall be in effect with respect to such shares or to the extent that Section 5(f) hereof applies.

               (b) Elective Portion. Each Director may elect that a specified percentage (in increments of 10%) of his or her future Compensation be paid in shares of Common Stock. Such shares of Common Stock (including fractional shares) shall be received in lieu of the payment of cash in respect of the specified percentage of future Compensation payable for services rendered in the quarters ended August 15th, November 15th, February 15th and May 15th, as the case may be. Such shares of Common Stock shall be transferred in accordance with Section 5(e) hereof, except to the extent that a Deferral Election (as defined in Section 5(c) hereof) shall be in effect with respect to such shares or to the extent that Section 5(f) hereof applies. An election hereunder shall be in the form of a document executed and filed with the Secretary of the Company and shall remain in effect until the effectiveness of any modification or revocation.

               (c) Deferral Election. With respect to (1) the portion of the Basic Fee payable in Common Stock under Section 5(a) and (2) the specified percentage of Compensation payable in Common Stock under Section 5(b) hereof, each Director may elect to defer the receipt (a "Deferral Election") of all or any portion of the shares of Common Stock otherwise transferable pursuant to Section 5(e). In such event, there shall be credited to an account maintained on behalf of such Director, as of the date on which shares would otherwise be transferred hereunder, a number of Shares ("Deferred Shares") equal to the number of shares otherwise transferable. A Deferral Election or revocation hereunder shall be in the form of a document executed by the Director and filed with the Secretary of the Company prior to the time that the Basic Fee or other Compensation to which such election relates has been earned. Any such election may be modified or revoked at any time with respect to the Basic Fee or other Compensation not yet earned, but will remain in effect until modified or revoked.

               Effective as of the Effective Date, all units representing phantom stock which have been credited to an account maintained by the Company for the benefit of a Director, pursuant to a deferral agreement or arrangement with such Director, shall be converted into an equal number of Deferred Shares pursuant to this Plan and shall thereafter be treated in accordance with the terms hereof.

               The Director shall elect (a) that Deferred Shares be distributed (in whole shares of Common Stock and cash in lieu of any fractional shares) in a lump sum or in substantially equal annual installments (not exceeding 10), and (b) that the lump sum or first installment be distributed on the tenth day of the calendar year immediately following either (i) the year in which the Director ceases to be a Director of the Company or (ii) the earlier of the year in which the Director ceases to be a Director of the Company or a date designated by the Director; provided, however, that any such election shall be subject to Section 5(f) hereof. Installments subsequent to the first installment shall be distributed on the tenth day of each succeeding calendar year until all of the Director's Deferred Shares shall have been distributed. Notwithstanding anything else this Plan, the Committee may, in its sole discretion, accelerate the distribution of Deferred Shares in cases of extreme emergency or hardship.

               In the event the Director should die before all of the Director's Deferred Shares have been distributed, the balance of the Deferred Shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the Director, or if no designation has been made, to the estate of the Director.

               (d) Dividend Equivalents. Deferred Shares shall be credited with an amount equal to the dividends which would have been paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to Deferred Shares credited to such Director prior to the record date of the dividend. Deferred Shares held pending distribution shall continue to be credited with Dividend Equivalents.

               Dividend Equivalents so credited shall be converted into an additional number of Deferred Shares as of the payment date of the dividend (based on the Fair Market Value on such payment date). Such Deferred Shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan.

               (e) Transfer of Shares. Shares of Common Stock issuable to a Director under Section 5(a) hereof shall be transferred to such Director as of each Accounting Date. The total number of shares of Common Stock to be so transferred shall be determined by dividing (a) one-quarter (1/4) of such Director's Basic Fee payable during the Plan Year commencing on such Accounting Date by (b) the Fair Market Value of a share of Common Stock on such Accounting Date. Shares of Common Stock issuable to a Director under Section 5(b) hereof shall be transferred to such Director on August 31st, November 30th, February 28th and May 31st of each Plan Year. The total number of shares of Common Stock to be so transferred on each such date shall be determined by dividing (x) the product of (1) the percentage specified by the Director pursuant to Section 5(b) hereof and (2) the Director's Compensation payable for services rendered in the quarter ending on August 15th, November 15th, February 15th or May 15th of such Plan Year, as the case may be, by (y) the Fair Market Value of a share of Common Stock on such date. Notwithstanding the two preceding sentences, no election under Section 5(b) (and no modification or revocation thereof) shall be executed prior to six months from the date such election (or modification or revocation) is properly filed pursuant to
Section 5(b) hereof (i.e., the Fair Market Value of the shares of Common Stock issuable pursuant to an election or modification shall be determined on the August 15th, November 15th, February 15th or May 15th next following the expiration of six months from the date such election or modification is filed, and such shares shall be transferred on the August 31st, November 30th, February 28th, or May 31st next following the date used for determining Fair Market Value). The registrar for the Company will make an entry on its books and records evidencing that such shares (including any fractional shares) have been duly issued as of such dates; provided, however, that a Director may in the alternative elect in writing prior thereto to receive a stock certificate representing the number of whole such shares acquired plus cash in lieu of any fractional shares.

               (f) Change in Control. Upon a Change in Control, all Deferred Shares, to the extent credited prior to the Change n Control, shall be paid immediately in cash. For purposes of this
Section 5(f), with respect to determining the cash equivalent value of a Deferred Share, the Fair Market Value of such a Deferred Share shall be deemed to equal the greater of (i) the highest Fair Market Value per share at any time during the 60-day period preceding a Change in Control and (ii) the price of a share of Common Stock which is paid or offered to be paid, by any person or entity, in connection with any transaction which constitutes a Change in Control pursuant to this Section 5(f).

               For purposes of the Plan, a "Change in Control" shall have occurred if:

                    (i)  any "person," as such term is used in
                    Sections 13(d) and 14(d) of the ExchangeAct
                    (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly orindirecly, by the stockholders of the Company in substantially the same proportions as their ownership of CommonStock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

                    (ii) during any period of two consecutive years, individuals who at the beginning of such period institute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 5(f)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
                    (iii)  the stockholders of the Company
                    approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or any parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein above defined) acquired more than 50% of the combined voting power of the Company's then outstanding securities; or

                    (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

          6.   Effect of Certain Changes in Capitalization.

               In the event of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Common Stock, the maximum number or class of shares available under the Plan, and the number or class of shares of Common Stock to be delivered hereunder shall be adjusted by the Committee to reflect any such change in the number or class of issued shares of Common Stock.

          7.   Term of Plan.

               This Plan shall become effective as of the Effective Date, provided that the Plan shall have been approved by the stockholders of the Company at the 1995 annual meeting of stockholders. This Plan shall remain in effect until all authorized shares have been issued, unless sooner terminated by the Board. No transfer of shares of Common Stock may be made to any Director under the Plan unless stockholder approval of the Plan has previously been obtained pursuant to this Section 7.

          8.   Amendment; Termination.

               The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 of the Exchange Act, as amended from time to time ("Rule 16b-3"), to be applicable to the Plan and the Directors shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon; and, provided further, that the provisions of Section 5(a) hereof shall not be amended more than once every six months, other than to conform with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          9.   Rights of Directors.

               Nothing contained in the Plan or with respect to any grant shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board, nor confer upon any Director any right to continue in the service of the Company as a Director.

          10.  General Restrictions.

               (a) Investment Representations. The Company may require any Director to whom Common Stock is issued, as a condition of receiving such Common Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

               (b)  Compliance with Securities Laws.  Each
issuance shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares hereunder, such issuance may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

               (c) Nontransferability. Awards under this Plan shall not be transferable by a Director other than by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          11.  Withholding.

               The Company may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any Federal, state or local income taxes required to be withheld with respect to such payment or delivery.

          12.  Governing Law.

               This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

          13.  Plan Interpretation.

               The Plan is intended to comply with applicable provisions of Rule 16b-3, as amended from time to time, and shall be construed to so comply.

          14.  Headings.

               The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.